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                                                                   EXHIBIT 21.1
                             i2 TECHNOLOGIES, INC.
                              LIST OF SUBSIDIARIES

                                                          Jurisdiction
                                                            in which
       Name of Subsidiary                                   Organized
--------------------------------                         --------------
i2 Technologies Pty Ltd                                  Australia

iTwo Technologies Exports, Inc.                          Barbados

i2 Technologies N.V.                                     Belgium

i2 Technologies (Canada), Inc.                           Canada

i2 Technologies A/S                                      Denmark

i2 Technologies GmbH                                     Germany

i2 Technologies Japan K.K.                               Japan

i2 Technologies Pte Ltd                                  Singapore

i2 Technologies, Limited                                 United Kingdom